MICHAEL KORS

Exhibit 99.1
Michael Kors Holdings Limited Announces Fourth Quarter and Annual Fiscal 2017 Results
Fourth Quarter Total Revenue Decreased 11.2%
Fourth Quarter Loss was ($0.17) Per Diluted Share (adjusted EPS of $0.73 excluding impairment charges)
Announces New $1 Billion Stock Repurchase Program
London — May 31, 2017 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global luxury fashion brand, today announced its financial results for the fiscal 2017 fourth quarter and fiscal year ended April 1, 2017.
For the fourth quarter ended April 1, 2017:

•
Total revenue decreased 11.2% to $1.06 billion from $1.20 billion in the fourth quarter of fiscal 2016. On a constant currency basis, total revenue decreased 10.6%. Fiscal year 2017 had 52 weeks versus 53 weeks in fiscal year 2016. As a result, the Company’s results for the fiscal 2016 fourth quarter and fiscal year ended April 2, 2016, include approximately $34 million in retail sales related to the 53rd week. Comparable sales calculations exclude the 53rd week.

•
Retail net sales increased 0.5% to $575.3 million, driven primarily by 159 net new store openings since the end of the fourth quarter of fiscal 2016, including 111 stores associated with the Company's acquisition of the previously licensed operation in Greater China. Comparable sales decreased 14.1%. On a constant currency basis, retail net sales grew 1.1%, and comparable sales decreased 13.6%. Wholesale net sales decreased 22.8% to $456.1 million and on a constant currency basis, wholesale net sales decreased 22.3%. Licensing revenue decreased 6.2% to $33.4 million.

•
Total revenue in the Americas decreased 18.0% to $721.0 million on a reported basis, and decreased 18.3% on a constant currency basis. European revenue decreased 15.3% to $215.2 million on a reported basis, and declined 11.5% on a constant currency basis. Revenue in Asia increased 96.3% to $128.6 million on a reported basis, and increased 95.1% on a constant currency basis.

•
Gross profit decreased 11.1% to $619.7 million, and as a percentage of total revenue was 58.2%. Foreign currency translation and transaction unfavorably impacted gross profit margin by approximately 20 basis points. This compares to gross margin of 58.2% in the fourth quarter of fiscal 2016.

•
Loss from operations was $42.6 million, or (4.0)% of total revenue. Excluding $193.8 million of non-cash impairment charges primarily associated with underperforming full-price retail stores, income from operations was $151.2 million, or 14.2% as a percentage of total revenue. For the fourth quarter of fiscal 2016, operating income was $244.1 million, or 20.4% as a percentage of total revenue, and excluding $10.9 million of impairment charges was $255.0 million, or 21.3% as a percentage of total revenue.

•
Net loss attributable to MKHL was $26.8 million, or $0.17 per diluted share, based on a 35.1% tax rate and 161.8 million weighted average diluted shares outstanding. Excluding the aforementioned impairment charges, net income was $118.0 million or $0.73 per diluted share. For the fourth quarter of fiscal 2016, net income attributable to MKHL was $177.0 million, or $0.98 per diluted share, based on a 28.2% tax rate and 180.4 million weighted average diluted shares outstanding. Excluding the impairment charges, fourth quarter fiscal 2016 net income was $184.8 million or $1.02 per diluted share.

•
At April 1, 2017, the Company operated 827 retail stores, including concessions, compared to 668 retail stores, including concessions, at the end of the same prior-year period. The Company had 133 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 960 Michael Kors stores worldwide at the end of the fourth quarter of fiscal 2017.

MICHAEL KORS

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “Fiscal 2017 was a challenging year, as we continued to operate in a difficult retail environment with elevated promotional levels. In addition, our product and store experience did not sufficiently engage and excite consumers. We acknowledge that we need to take further steps to elevate the level of fashion innovation in our accessories assortments and enhance our store experience in order to deepen consumer desire and demand for our products. Looking ahead, as we expand the fashion innovation in our accessories assortments, right-size our store fleet and elevate our store experience, fiscal 2018 will be a transition year in which we establish a new baseline before returning to long-term growth. We have a strong brand, led by Michael Kors, with a history of fashion innovation and leadership, a global footprint with stores positioned in the best locations around the world and the marketing expertise to effectively convey our fashion stories."
For the fiscal year ended April 1, 2017:

•	Total revenue decreased 4.6% to $4.49 billion from $4.71 billion in fiscal 2016. On a constant currency basis, total revenue decreased 4.4%.

•
Retail net sales increased 7.4% to $2.57 billion. Comparable sales decreased 8.3%. On a constant currency basis, retail net sales grew 7.8%, and comparable sales decreased 8.1%. Wholesale net sales decreased 17.2% to $1.78 billion and on a constant currency basis, wholesale net sales decreased 17.0%. Licensing revenue decreased 15.9% to $145.8 million.

•
Gross profit decreased 4.9% to $2.66 billion, and as a percentage of total revenue was 59.2%. Foreign currency translation and transaction unfavorably impacted gross profit margin by approximately 60 basis points. This compares to 59.4% in the same period in fiscal 2016.

•
Income from operations was $689.9 million and as a percentage of total revenue was 15.4%. Excluding $210.5 million associated with non-cash impairment charges primarily associated with underperforming full-price retail stores and transaction costs related to the acquisition of the Greater China business, income from operations was $900.4 million, or 20.0% of total revenue. For fiscal 2016, income from operations was $1,175.1 million, or 24.9% as a percentage of total revenue, and excluding $10.9 million of impairment charges was $1,186.0 million, or 25.2% as a percentage of total revenue.

•
Net income attributable to MKHL was $552.5 million, or $3.29 per diluted share, based on a tax rate of 19.9% 168.1 million weighted average diluted shares outstanding. Excluding transaction costs and impairment charges, net income was $712.1 million or $4.24 per diluted share. For fiscal 2016, net income attributable to MKHL was $839.1 million, or $4.44 per diluted share, based on a tax rate of 28.5% and 189.1 million weighted average diluted shares outstanding. Excluding impairment charges, net income was $846.9 million or $4.48 per diluted share.

Retail Fleet Optimization
In the fourth quarter of fiscal 2017 the Company recorded impairment charges of $193.8 million primarily related to underperforming lifestyle stores. In addition, the Company announced today that it intends to improve the profitability of its store fleet by closing between 100 and 125 of its full-price retail stores over the next 2 years. Over this time period, the Company expects to incur approximately $100 - $125 million of one-time costs associated with store closures. Collectively, the Company ultimately anticipates ongoing annual savings of $60 million as a result of store closures and the lower depreciation and amortization associated with these impairment charges.
Share Repurchase Program
During the fourth quarter, the Company repurchased 6,641,815 of the Company's ordinary shares for approximately $250.0 million in open market transactions. As of April 1, 2017, the Company had fully utilized the previously authorized amount under the share repurchase program. On May 25, 2017, the Company's Board of Directors authorized a new $1 billion share repurchase program. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.

MICHAEL KORS

Outlook
For the first quarter of fiscal 2018, the Company expects total revenue to be between $910 million and $930 million, and a comparable sales decrease in the high-single digit range. Operating margin is expected to be approximately 13.0%. Diluted earnings per share are expected to be in the range of $0.60 - $0.64, based on 160.0 million weighted average diluted shares outstanding and a tax rate of approximately 19%.
For fiscal 2018, the Company expects total revenue to be approximately $4.25 billion and for comparable sales to decrease in the high-single digit range. Operating margin is expected to be approximately 16.0%. For the full-year fiscal 2018, diluted earnings per share are expected to be in the range of $3.57 - $3.67, based on 155.0 million weighted average diluted shares outstanding and a tax rate of approximately 18%.
Conference Call Information
A conference call to discuss fourth quarter results is scheduled for today, May 31, 2017, from 8:00 a.m. to 9:00 a.m. ET. A live webcast of the conference call will be available in the investor relations section of the Company’s website, www.michaelkors.com.

In addition, a replay of the call will be available shortly after the conclusion of the call and remain available until June 7, 2017. To access the telephone replay, listeners should dial (844) 512-2921 or (412) 317-6671 for international callers. The access code for the replay is 3097032. A replay of the web cast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP.”)
Additionally, this earnings release includes certain non-GAAP financial measures relating to impairment charges and certain one-time costs associated with the acquisition of the Greater China licensee. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.

About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, footwear, watches, jewelry, ready-to-wear and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.

MICHAEL KORS

 Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include, but are not limited to, the Company’s ability to successfully execute its business and transformation strategies, the Company’s ability to achieve the anticipated cost savings, efficiencies and other benefits related to its retail fleet optimization, the Company’s ability to control costs, the seasonal and quarterly fluctuations in the Company’s sales or operating results and such other risks factors that are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016(File No. 001-35368), filed on June 1, 2016 with the U.S. Securities and Exchange Commission.
CONTACTS:
Michael Kors Holdings Limited
Christina Coronios
(201) 691-6133
InvestorRelations@MichaelKors.com
ICR, Inc.
Jean Fontana
(646) 277-1214
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net sales	$1,031.4	$1,163.1	$4,347.9	$4,538.8
Licensing revenue	33.4	35.6	145.8	173.3
Total revenue	1,064.8	1,198.7	4,493.7	4,712.1
Cost of goods sold	445.1	501.5	1,832.3	1,914.9
Gross profit	619.7	697.2	2,661.4	2,797.2
Total operating expenses	662.3	453.1	1,971.5	1,622.1
(Loss) income from operations	(42.6)	244.1	689.9	1,175.1
Other loss, net	(0.7)	(4.5)	(5.4)	(3.7)
Interest (income) expense, net	(1.0)	0.6	4.1	1.7
Foreign currency loss	0.4	2.5	2.6	4.8
(Loss) income before provision for income taxes	(41.3)	245.5	688.6	1,172.3
(Benefit) provision for income taxes	(14.5)	69.2	137.1	334.6
Net (loss) income	$(26.8)	$176.3	$551.5	$837.7
Less: Net loss attributable to noncontrolling interest	—	(0.7)	(1.0)	(1.4)
Net (loss) income attributable to MKHL	$(26.8)	$177.0	$552.5	$839.1
Weighted average ordinary shares outstanding:
Basic	159,944,132	177,814,521	165,986,733	186,293,295
Diluted	161,827,486	180,439,102	168,123,813	189,054,289
Net (loss) income per ordinary share:
Basic	$(0.17)	$1.00	$3.33	$4.50
Diluted	$(0.17)	$0.98	$3.29	$4.44

MICHAEL KORS

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	April 1, 2017	April 2, 2016
Assets
Current assets
Cash and cash equivalents	$227.7	$702.0
Receivables, net	265.8	307.9
Inventories	549.3	546.8
Prepaid expenses and other current assets	121.9	113.1
Total current assets	1,164.7	1,669.8
Property and equipment, net	591.5	758.2
Intangible assets, net	418.1	67.4
Goodwill	119.7	23.2
Deferred tax assets	73.3	24.5
Other assets	42.3	23.7
Total assets	$2,409.6	$2,566.8
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$176.3	$131.4
Accrued payroll and payroll related expenses	61.1	59.7
Accrued income taxes	60.3	51.6
Short-term debt	133.1	—
Accrued expenses and other current liabilities	135.0	192.8
Total current liabilities	565.8	435.5
Deferred rent	137.8	106.4
Deferred tax liabilities	80.0	3.5
Long-term debt	—	2.3
Other long-term liabilities	31.0	19.6
Total liabilities	814.6	567.3
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 209,332,493 shares issued and 155,833,304 outstanding at April 1, 2017; 208,084,175 shares issued and 176,441,891 outstanding at April 2, 2016	—	—
Treasury shares, at cost (53,499,189 shares at April 1, 2017 and 31,642,284 shares at April 2, 2016)	(2,654.9)	(1,650.1)
Additional paid-in capital	767.8	718.9
Accumulated other comprehensive loss	(80.6)	(80.9)
Retained earnings	3,560.3	3,007.8
Total shareholders’ equity of MKHL	1,592.6	1,995.7
Noncontrolling interest	2.4	3.8
Total shareholders’ equity	1,595.0	1,999.5
Total liabilities and shareholders’ equity	$2,409.6	$2,566.8

MICHAEL KORS

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Revenue by Segment and Region:
Retail net sales:	The Americas	$351.7	$407.9	$1,713.7	$1,779.0
	Europe	106.5	125.9	507.7	509.6
	Asia	117.1	38.8	350.7	106.3
Total Retail Net Sales		575.3	572.6	2,572.1	2,394.9
Wholesale net sales:	The Americas	353.3	453.3	1,340.9	1,628.6
	Europe	91.3	110.5	376.5	406.4
	Asia	11.5	26.7	58.4	108.9
Total Wholesale Net Sales		456.1	590.5	1,775.8	2,143.9
Licensing revenue:	The Americas	16.0	17.9	86.1	99.0
	Europe	17.4	17.7	59.7	74.3
Total Licensing Revenue		33.4	35.6	145.8	173.3
Total Revenue		$1,064.8	$1,198.7	$4,493.7	$4,712.1

(Loss) Income from Operations:
Retail		$(154.6)	$67.7	$159.8	$501.4
Wholesale		100.9	160.7	468.1	584.1
Licensing		11.1	15.7	62.0	89.6
Total (Loss) Income from Operations		$(42.6)	$244.1	$689.9	$1,175.1

Operating Margin:
Retail		(26.9)%	11.8%	6.2%	20.9%
Wholesale		22.1%	27.2%	26.4%	27.2%
Licensing		33.2%	44.1%	42.5%	51.7%
Total Operating Margin		(4.0)%	20.4%	15.4%	24.9%

		April 1, 2017		April 2, 2016
Store Count and Square Footage by Region:		Store Count	Square Footage	Store Count	Square Footage
The Americas		398	1,280,168	390	1,180,785
Europe		201	541,627	177	458,114
Asia		228	436,164	101	138,451
Total		827	2,257,959	668	1,777,350

MICHAEL KORS

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	April 1, 2017	April 2, 2016	As Reported	Constant Currency
Retail net sales	$575.3	$572.6	0.5%	1.1%
Wholesale net sales	456.1	590.5	(22.8)%	(22.3)%
Licensing revenue	33.4	35.6	(6.2)%	(6.2)%
Total revenue	$1,064.8	$1,198.7	(11.2)%	(10.6)%

	Fiscal Years Ended		% Change
	April 1, 2017	April 2, 2016	As Reported	Constant Currency
Retail net sales	$2,572.1	$2,394.9	7.4%	7.8%
Wholesale net sales	1,775.8	2,143.9	(17.2)%	(17.0)%
Licensing revenue	145.8	173.3	(15.9)%	(15.9)%
Total revenue	$4,493.7	$4,712.1	(4.6)%	(4.4)%

MICHAEL KORS

SCHEDULE 5
GAAP TO NON-GAAP RECONCILIATION OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended April 1, 2017
	As Reported	Impairment Charges	As Adjusted
Total revenue	$1,064.8	$—	$1,064.8
Operating expenses	$662.3	$(193.8)	$468.5
Operating expenses as percentage of total revenue	62.2%	(18.2)%	44.0%

Total (loss) income from operations	$(42.6)	$193.8	$151.2
Total operating margin	(4.0)%	18.2%	14.2%

Net (loss) income attributable to MKHL	$(26.8)	$144.8	$118.0
Weighted average diluted ordinary shares outstanding	161,827,486	—	161,827,486
Diluted net (loss) income per ordinary share attributable to MKHL	(0.17)	0.90	0.73

Segment information:
Retail net sales	$575.3	$—	$575.3
Retail operating income	$(154.6)	$193.8	$39.2
Retail operating margin	(26.9)%	33.7%	6.8%

	Three Months Ended April 2, 2016
	As Reported	Impairment Charges	As Adjusted
Total revenue	$1,198.7	$—	$1,198.7
Operating expenses	$453.1	$(10.9)	$442.2
Operating expenses as percentage of total revenue	37.8%	(0.9)%	36.9%

Total income from operations	$244.1	$10.9	$255.0
Total operating margin	20.4%	0.9%	21.3%

Net income attributable to MKHL	$177.0	$7.8	$184.8
Weighted average diluted ordinary shares outstanding	180,439,102	—	180,439,102
Diluted net income per ordinary share attributable to MKHL	$0.98	$0.04	$1.02

Segment information:
Retail net sales	$572.6	$—	$572.6
Retail operating income	$67.7	$8.6	$76.3
Retail operating margin	11.8%	1.5%	13.3%

MICHAEL KORS

SCHEDULE 6
GAAP TO NON-GAAP RECONCILIATION OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS AND TRANSACTION COSTS
RELATED TO ACQUISITION OF THE GREATER CHINA BUSINESS (In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended April 1, 2017
	As Reported	Impairment Charges	Transaction Costs Related to Greater China Acquisition	As Adjusted
Total revenue	$4,493.7	$—	$—	$4,493.7
Operating expenses	$1,971.5	$(199.2)	$(11.3)	$1,761.0
Operating expenses as percentage of total revenue	43.9%	(4.4)%	(0.3)%	39.2%

Total income from operations	$689.9	$199.2	$11.3	$900.4
Total operating margin	15.4%	4.4%	0.2%	20.0%

Net income attributable to MKHL	$552.5	$148.3	$11.3	$712.1
Weighted average diluted ordinary shares outstanding	168,123,813	—	—	168,123,813
Diluted net income per ordinary share attributable to MKHL	$3.29	$0.88	$0.07	$4.24

Segment information:
Retail net sales	$2,572.1	$—	$—	$2,572.1
Retail operating income	$159.8	$198.7	$11.3	$369.8
Retail operating margin	6.2%	7.7%	0.5%	14.4%

	Fiscal Year Ended April 2, 2016
	As Reported	Impairment Charges	As Adjusted
Total revenue	$4,712.1	$—	$4,712.1
Operating expenses	$1,622.1	$(10.9)	$1,611.2
Operating expenses as percentage of total revenue	34.4%	(0.2)%	34.2%

Total income from operations	$1,175.1	$10.9	$1,186.0
Total operating margin	24.9%	0.3%	25.2%

Net income attributable to MKHL	$839.1	$7.8	$846.9
Weighted average diluted ordinary shares outstanding	189,054,289	—	189,054,289
Diluted net income per ordinary share attributable to MKHL	$4.44	$0.04	$4.48

Segment information:
Retail net sales	$2,394.9	$—	$2,394.9
Retail operating income	$501.4	$8.6	$510.0
Retail operating margin	20.9%	0.4%	21.3%